UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2012

Family Dollar Stores, Inc.

(Exact name of registrant as specified in charter)

Delaware	1-6807	56-0942963
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

P.O. Box 1017, 10401 Monroe Road Charlotte, North Carolina		28201-1017
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (704) 847-6961

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Mr. R. James Kelly, former President and Chief Operating Officer, and current Vice Chair, has advised Family Dollar Stores, Inc. (the “Company”) of his retirement effective March 1, 2012.

Item 5.07 Submission of Matters to a Vote of Security Holders

At the Annual Meeting of Stockholders of the Company held on January 19, 2012, stockholders voted:

(1) To elect to our Board of Directors the eleven nominees named in the Proxy Statement for the Annual Meeting as follows:

Nominee	Shares Voting For	Shares Withholding Vote
Mark R. Bernstein	74,025,721	22,995,641
Pamela L. Davies	74,630,979	22,390,383
Sharon Allred Decker	74,319,846	22,701,516
Edward C. Dolby	91,087,946	5,933,416
Glenn A. Eisenberg	91,084,622	5,936,740
Edward P. Garden	95,760,503	1,260,859
Howard R. Levine	90,225,637	6,795,725
George R. Mahoney, Jr.	87,636,798	9,384,564
James G. Martin	73,939,988	23,081,374
Harvey Morgan	74,652,342	22,369,020
Dale C. Pond	91,104,831	5,916,531

There were no abstentions and 9,131,734 broker non-votes with respect to the election to the Board of Directors.

(2) To approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers as described in the Compensation Discussion and Analysis and tabular compensation disclosure in the Proxy Statement, with 95,318,276 shares voted for, 1,531,663 shares voted against, and 171,423 shares abstaining. There were 9,131,734 broker non-votes with respect to the approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers.

(3) To approve, on a non-binding advisory basis, the frequency of future advisory votes on the compensation of the Company’s named executive officers, with 89,261,597 shares voted for EVERY YEAR, 145,503 shares voted for EVERY TWO YEARS, 7,228,138 shares voted for EVERY THREE YEARS and 386,124 shares abstaining.

(4) To ratify the action of the Audit Committee of our Board of Directors in selecting PricewaterhouseCoopers LLP as independent registered public accountants of the Company and its subsidiaries for fiscal 2012, with 104,875,594 shares voted for, 942,286 shares voted against, and 335,216 shares abstaining. There were no broker non-votes with respect to the appointment of PricewaterhouseCoopers LLP.

In light of the recommendation from the Company’s shareholders regarding the frequency of holding an advisory shareholder vote on executive compensation, which is consistent with the Board of Directors’ voting recommendation as described in the Proxy Statement, the Company has determined that it will include an advisory shareholder vote on executive compensation in the Company’s proxy materials every year until the next required advisory vote on the frequency of future advisory votes on executive compensation, which will occur no later than the Company’s Annual Meeting of Stockholders in 2018.

Item 8.01.	Other Events.

On January 19, 2012, the Company announced that its quarterly dividend, payable April 13, 2012, would be increased to $0.21 per share. A copy of the news release issued by the Company announcing the change in the quarterly dividend is attached hereto as Exhibit 99 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99 – News Release dated January 19, 2012, regarding the increase in the Company’s quarterly dividend

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAMILY DOLLAR STORES, INC.
(Registrant)

Date: January 25, 2012	By:	/s/ James C. Snyder, Jr.
James C. Snyder, Jr.
Senior Vice President-General Counsel and Secretary